                   [LETTERHEAD]


November 24, 1997



Mr. Carl B. Lehmann
2626 Hillsden Drive
Salt Lake City, UT 84117

Dear Mr. Lehmann:

We write to set forth our agreement with respect to your employment as the President and Chief Executive Officer of RTW, Inc. (the "Company"), commencing January 15, 1998 (the "Employment Date"). Upon execution of this letter by the parties hereto, this letter shall be effective and shall bind the Company from and after the date hereof, but shall be operative only upon your actual commencement of employment with the Company. Prior to the date your employment commences under this letter, you agree to provide consulting services to the Company in accordance with the terms set forth on the consulting agreement attached hereto as Exhibit 1 (the "Consulting Agreement").

1. EMPLOYMENT. The Company hereby agrees to employ you, and you agree to be employed by the Company, during the term stated in Section 6, and on the terms and conditions hereinafter set forth. You will serve as the President and Chief Executive Officer of the Company and its insurance subsidiary, American Compensation Insurance Company, and, in addition, at no additional compensation, be elected as a member of the Board of Directors, and in such other directorships, Board committee memberships and offices of the Company and its subsidiaries to which you may from time to time be elected or appointed by the Chairman of the Board. You agree to serve the Company faithfully and, to the best of your ability, to promote the Company's interest, and to devote your full working time, energy and skill to the Company's business. You may attend to personal business and investments, engage in charitable activities and community affairs, and serve on a reasonable number of corporate, educational and civic boards, including Westminister College, so long as those activities do not interfere with your duties under this Agreement and provided that service on any corporate boards shall be subject to prior approval by the Board of Directors.

     You will assume all of the duties and responsibilities as President and Chief Executive Officer immediately upon the Employment Date. You will have such authority, powers, functions, duties, and responsibilities as are normally accorded chief executive officers. You will discharge your duties at all times in accordance with any and all policies established by the Board of Directors and will report to, and be subject to the direction of, the Board of Directors. You will assume all the duties and responsibilities as a director effective upon your election to the Board of Directors.

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November 24, 1997
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2.   BASE SALARY.

     As partial compensation for all of your services (including services as director, Board committee member or officer of the Company and its subsidiaries) during your term of employment hereunder, you will receive a base salary at the rate of Four Hundred Thousand Dollars ($400,000) per annum, payable in semi-monthly installments, which base salary will be prorated for any partial years. Such base salary shall be reviewed annually for increase at the discretion of the Board.

3.   BONUS; STOCK OPTIONS.

     (a) As additional compensation for your services, you shall be eligible to earn bonus compensation for each fiscal year of the Company commencing with the fiscal year ending December 31, 1998 during your term of employment hereunder, based on a "target bonus" of $400,000 per annum and otherwise in accordance with the criteria considered in an incentive compensation plan to be mutually agreed to in advance of each such fiscal year by you and the Company's Board of Directors.

     (b) Pursuant to the Consulting Agreement, you received ten-year, non-qualified stock options to purchase 500,000 shares of the Company's Common Stock (the "NQSOs"). After your Employment Date but prior to February 1, 1998, you may request that the Company grant to you up to the maximum number of incentive stock options ("ISO's") that may be issued to you (to become exercisable during the period beginning on the Employment Date and ending on the day after the third anniversary of your initial election to the Board) under the Company's Amended 1994 Stock Plan and applicable law, provided that a like number of NQSO's shall be surrendered by you for cancellation. Such ISOs shall be exercisable at the same times and during the same periods as the NQSOs and otherwise shall have substantially identical provisions to the NQSOs, except to the extent contrary to applicable law.

     (c) You shall be eligible to receive additional stock options annually, at the discretion of the Board.

     (d) The Company will maintain in effect, throughout the periods that the stock options described in this Section 3 remain exercisable, a registration statement on Form S-8 or other appropriate form, registering the shares of its Common Stock issuable pursuant to such options under the Securities Act of 1933, as amended. If requested by you, the Company shall prepare, file and maintain in effect any resale prospectuses under such registration statement as may be required to permit you to resell your option shares without restriction.

4.   FRINGE BENEFITS.

     (a) You will be eligible to participate in any and all Company sponsored insurance (including medical, dental, life and disability insurance), retirement, and other fringe benefit programs that it maintains for its executive officers, subject to and on a basis consistent with the terms of each such plan or program. A summary of the benefits

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November 24, 1997
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          currently in effect is set forth on the attached Exhibit 2.  In addition, the Company will, at the Company's expense, (i) provide you with an additional $1,000,000 of term life insurance and (ii) pay you an amount sufficient to enable you to maintain an additional "own occupation" long-term disability policy (with a three month waiting period) paying monthly benefits of $5,000. The Company shall also maintain in effect directors and officers liability insurance coverage during the term of this Agreement with limits of $5,000,000, unless the cost thereof is uneconomic as determined by the Board of Directors.

     (b)  You will be entitled to six weeks of paid vacation annually.

     (c) The Company will provide for your relocation to Minneapolis-St. Paul in accordance with the terms of the relocation plan described on the attached Exhibit 3.

     (d) The Company will pay you an additional amount required to pay any income and payroll taxes payable by you, at the maximum marginal rate, on the amounts paid by the Company pursuant to clause (ii) of Section 4(a) and under Section 4(c) and on any amounts paid pursuant to this Section 4(d).

5. EXPENSES. During the term of your employment, the Company will reimburse you for your reasonable travel and other expenses incident to your rendering of services in conformity with its regular policies regarding reimbursement of expenses as in effect from time to time. Payments to you under this paragraph will be made upon presentation of expense vouchers in such detail as the Company may from time to time reasonably require.

6.   TERM AND TERMINATION.

     (a) TERM. The term of this Agreement will begin on January 15, 1998 and will continue for a period of three (3) years thereafter, unless and until terminated in accordance with the terms of this Agreement (the "Original Term"). Upon the expiration of the Original Term of this Agreement, and on each successive anniversary thereafter, the term of your employment under this Agreement will be automatically extended for one (1) additional year, unless at least 90 days prior to any such anniversary, either you or the Company delivers to the other written notice of the notifying party's desire not to extend the term of your employment. Notice by the Company of its desire not to extend the term of your employment as provided in this Section shall constitute termination without Cause and entitle you to the benefits of Section 7(b) below.

     (b) TERMINATION. This Agreement and your employment may be terminated:

          (i) By your resignation upon 30 days prior written notice to the Company;

          (ii) By you for Good Reason (as defined in this Agreement) upon 30 days prior written notice to the Company, provided that, with respect to Good Reason

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               as defined in subsection (d)(iii)(E) of this Section, such notice may not be given earlier than 90 days after a Change in Control as defined in the NQSOs;

          (iii) By the Company for Cause (as defined in this Agreement) immediately upon written notice to you.

          (iv) By the Company for any reason and at any time upon 30 days prior written notice to you.

          (v) By the Company at any time in the event of your Disability (as defined in this Agreement.)

          In the event of your termination of employment for any of the foregoing reasons, you shall immediately resign as a director of the Company and any of its subsidiaries.

     (c)  DEATH.  This Agreement will automatically terminate upon your death.

     (d) DEFINITIONS. For purposes of this Agreement, the following terms will have the meanings set forth below:

          (i) DISABILITY. "Disability" means that you are deemed to be disabled under the terms of the Company's long term disability plan and have satisfied the qualifying period for entitlement to benefits under such plan (3 months of disability provided you do not return to work for 15 consecutive days).

          (ii) CAUSE. "Cause" means that you have (A) committed an act of dishonesty or fraud or involving a breach of trust; (B) committed any act or omission by you that is a substantial cause for a regulatory body with jurisdiction over the Company or any of its affiliates to request or recommend your suspension or removal or to take punitive action against you, the Company, or any of its affiliates; (C) failed to follow any reasonable and material policy of the Company or reasonable and material instructions of the Company's Board of Directors; (D) been indicted for or convicted of any felony;
               (E) engaged in any gross misconduct or gross negligence in the performance of your duties; or (F) have otherwise materially breached this Agreement; provided, however, that in the case of conduct described in clauses (C), (E), and (F), the Company must give you written notice of that failure or breach and you will have 30 days to correct the same. You will be entitled to a hearing before the Board of Directors of the Company before any termination for Cause described in clauses (A),
               (C), (E) and (F) becomes effective.

          (iii) GOOD REASON. "Good Reason" means the Company, without your express written consent, (A) materially reduces your principal duties, responsibilities, or authority as President and Chief Executive Officer, including by requiring you to report to any person or body other than the Board of Directors of the

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November 24, 1997
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               Company; (B) reduces your annual base compensation as
               described in Section 2 (including any increases given under Section 2(b)) or your target bonus as described in Section 3, or reduces the benefits provided you under any fringe benefit plan; provided, however, that the Company alter, amend or terminate any benefit plan not expressly provided for under Sections 2 and 3 so long as any such change applies to executive officers generally; (C) relocates the Company's corporate headquarters or your principal place of work to a state other than Minnesota; (D) materially breaches this Agreement or (E) undergoes a Change in Control, as such term is defined in the NQSOs. The occurrence of an event described in this subparagraph (d)(iii) will not constitute Good Reason unless, within 60 days thereof (90 days in the case of a Change in Control), you give the Company written notice stating that an event of Good Reason has occurred and describing that event, and the Company does not correct the same if the same is correctable within 30 days.

7.   CONSEQUENCES OF TERMINATION.

     (a) TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON. If your employment is terminated by the Company for Cause or by you without Good Reason, then you will be paid your base salary to the date of termination and the unpaid portion of any bonus or incentive amount earned by you for the fiscal year ending prior to the termination of your employment which you are entitled to receive under the terms of the annual incentive plan. You will not be entitled to receive any base salary or fringe benefits for any period after the date of termination, except for the right to receive benefits which have become vested under any benefit plan or to which you are entitled as a matter of law.

     (b) TERMINATION WITHOUT CAUSE; RESIGNATION FOR GOOD REASON. If the Company terminates your employment without Cause or does not extend the term of your employment, or if you resign your employment for Good Reason, then:

          (i) For the remainder of the term of this Agreement or a period of 12 months after the effective date of the termination of your employment whichever is greater;

               (A)       The Company will continue to pay your then current
                    base salary in accordance with the Company's normal payroll practice; and

               (B) All stock options issued to you by the Company described in your Consulting Agreement in consideration for your employment hereunder or pursuant to Section 3(b) above shall immediately become exercisable in full; and

               (C) The Company will pay the unpaid portion of any bonus or incentive

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November 24, 1997
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                    amount earned by you for the fiscal year ending prior to
                    the termination of your employment which you are entitled to receive under the terms of the applicable incentive plan; and

               (D) You will be entitled to continued participation in the health care coverage, and life insurance benefit plans of the Company, as in effect on the date of your termination. The Company will continue to pay its share of the health care and life insurance premiums for this coverage, and you shall pay your share of the cost associated with that coverage as if you were still actively employed by the Company. In addition, the Company shall pay you the amount described in Section 4(a)(ii) and 4(d) to enable you to maintain the long term disability policy described therein. If you cannot be covered under any of the Company's group plans or policies, the Company will reimburse you for your full cost of obtaining comparable alternative or individual coverage elsewhere, less any contribution that you would have been required to make under the Company's group plans or policies, together with the amount contemplated by Section 4(d) with respect to any such payment. If, during the aforesaid 12-month period, you are employed by a third party and become eligible for any health care coverage provided by that third party, the Company will not, thereafter, be obligated to provide you with the insurance benefits described in this clause (D). This 12-month coverage shall run concurrently with COBRA and thereafter you shall be responsible for the full cost of any such coverage for which you may be entitled by law.

          (ii) The Company will pay a reasonable amount for out-placement and job search services for you by a nationally recognized out-placement firm selected by you and reasonably acceptable to the Company.

     (c) TERMINATION IN THE EVENT OF DEATH OR DISABILITY. If your employment terminates due to your death or if the Company terminates your employment due to a Disability, then

          (i) The Company will continue to pay your base salary to your estate or to you for the remainder of the month in which your death occurs or in which your employment is terminated due to Disability, together with the unpaid portion of any bonus or incentive amount earned by you for the fiscal year ending prior to the termination of your employment which you are entitled to receive under the terms of the applicable incentive plan; and in the event of termination due to Disability, you will continue to receive, during that month, all of the fringe benefits then being paid or provided to you; and

          (ii) You will be entitled to receive all Disability and other benefits, such as

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November 24, 1997
Page 7


               continued health coverage or life insurance proceeds, provided in accordance with the terms and condition of the health care coverage, life insurance, disability, or other employee benefit plans of the Company and applicable law; and

          (iii) All stock options issued to you by the Company described in your Consulting Agreement or pursuant to Section 3(b) above shall immediately become exercisable in full.

     (d) The benefits provided you under this Section 7 are in lieu of any benefits that would otherwise be provided to you under any severance pay or other policies of the Company.

     (e)  In connection with your voluntary termination of this Agreement
                                    (including for Good Reason other than by reason of a material breach of this Agreement by the Company), you agree to cooperate with the Company in recruiting and orienting your successor as chief executive officer. You recognize and agree that the foregoing obligation may require a portion of your time and effort following termination of your employment, and you agree to devote such time and effort as is reasonably requested by the Company to carry out the foregoing obligations, provided that no such obligations shall extend beyond 180 days after the effective date of termination.

8.   EFFECT OF TERMINATION ON STOCK OPTIONS.

(a) In the event of (i) the termination of your employment by the Company for Cause, or (ii) your termination of your employment prior to the end of the Original Term other than for Good Reason and other than reason of death of Disability, the stock options granted to you under Section 3, to the extent unexercised, shall immediately terminate and be without further force or effect.

(b) In the event of your violation in any material respect of your obligations under Section 10 following termination of your employment and during such period as such provisions remain in effect:

          (i) The stock options granted to you under Section 3, to the extent unexercised, shall immediately terminate and be without further force or effect.

          (ii) The Company shall have the right to repurchase for cash any shares of

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               Company's stock acquired by you as a result of the exercise of any portion or all of the options and held by either you or by any member of your family or by any trust or other entity in which you or any member of your family has a beneficial interest. The Company shall give you written notice of the exercise of its right to repurchase and shall close on the repurchase no later than six months after the date of notice. The purchase price for the shares shall be the option exercise price or the closing bid price for shares of the Company's common stock on the date of notice, whichever is lower.

         (iii) If you sell or have sold any shares acquired by you as a result of the exercise of any portion or all of the options at any time after the date which is 12 months prior to the date of the termination of your employment, you shall pay to the Company in cash, upon demand, all gains or other economic value actually or constructively received by you, any member of your family or any trust or other entity in which you or any member of your family has a beneficial interest, upon the sale of any such shares equal to the difference between the option exercise price and the value received.

     Notwithstanding the foregoing, the maximum value of the right to repurchase under clause (ii) above and the recovery of gain under clause
     (iii) above which the Company may recover shall be $1,000,000. The foregoing limitation shall be applied first against the recovery of gain on the sale of shares under clause (iii) and then from the repurchase of any shares under clause (ii) based on the amount by which the closing bid price on the date of notice exceeds the option exercise price. The Company agrees that the $1,000,000 limit will be reduced to the extent that you do not derive a federal income tax benefit from the payments under this paragraph equal to the tax cost of the exercise of the options and/or the sale of the shares.

9. NO MITIGATION. Following termination of your employment for any reason, you will be under no obligation to mitigate your damages by seeking other employment, and there will be no offset against the amounts due you under
Section 7, except as specifically provided in Section 7(b)(i)(D), or for any claims which the Company may have against you.

10. CONFIDENTIAL INFORMATION, INVENTIONS AND NON-COMPETITION. In consideration of the benefits provided you under this Agreement, you will, concurrently with the execution of this Agreement, sign the form of Agreement Regarding Confidential Information, Inventions and Non-Competition attached as Exhibit 5 (the "Non-Competition Agreement"), and the Non-Competition Agreement is, by this reference, incorporated in and made a part of this Agreement. The remedies provided in the Non-Competition Agreement for resolution of disputes under the Non-Competition Agreement will be in addition to and not limited by Section 12 of this Agreement. In the event that you breach the terms of the Non-Competition Agreement, the Company will be relieved of the obligation to make any further payments to you under
Section 7(b).

11. INDEMNIFICATION. Concurrently with the execution of this Agreement, the Company will enter into the form of Indemnification Agreement attached as
Exhibit 6.

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12.  ARBITRATION.  Any disputes arising under or in connection with this
Agreement (including without limitation the making of this Agreement) shall be resolved by final and binding arbitration to be held in Minneapolis, Minnesota in accordance with the rules and procedures of the American Arbitration Association. The parties shall select a mutually acceptable single arbitrator to resolve the dispute or if they fail or are unable to do so, each side shall within the following ten (10) business days select a single arbitrator and the two so selected shall select a third arbitrator within the following ten (10) business days. The arbitration award or other resolution may be entered as a judgment at the request of the prevailing party by any court of competent jurisdiction in Minnesota or elsewhere. The party prevailing as to a substantial preponderance of the issues as determined by the arbitration panel in the proceeding shall be entitled to be reimbursed for the cost and expenses thereof, including without limitation, the reasonable attorneys fees of the prevailing party, by the other party. The arbitrator shall have no power to award any punitive or exemplary damages. The arbitrator may construe or interpret, but shall not ignore or vary the terms of this Agreement, and shall be bound by controlling law. You acknowledge that your failure to comply with the terms of the Agreement regarding Confidential Information, Inventions, and Non-Competition could cause immediate and irreparable injury to the Company and that therefore, the arbitrators, or a court of competent jurisdiction, if an arbitration panel cannot immediately be convened, will be empowered to provide injunctive relief, including temporary or preliminary relief, to restrain any such failure to comply.

13.  GENERAL PROVISIONS.

     (a) This Agreement may not be amended or modified except by a written agreement signed by both of us.

     (b) In the event that any provision or portion of this agreement are determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement will remain in full force and effect to the fullest extent permitted by law.

     (c) This Agreement shall bind and benefit the parties hereto and their respective successors and assigns, but none of your rights or obligations hereunder may be assigned by either party hereto without the written consent of the other, except by operation of law upon your death.

     (d) This Agreement has been made in and shall be governed and construed in accordance with the laws of the State of Minnesota without giving effect to the principles of conflict of laws of any jurisdiction.

     (e) No failure on the part of either party to exercise, and no delay in exercising, any right or remedy under this Agreement will operate as a waiver; nor will any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy.

     (f) Any notice or other communication under this Agreement must be in writing and

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November 24, 1997
Page 10

          will be deemed given when delivered in person, by overnight courier (with receipt confirmed), by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report), or upon receipt if sent by certified mail, return receipt requested, as follows (or to such other persons and/or addresses as may be specified by written notice to the other party):

               If to RTW:

               RTW, Inc.
               Attention: Chairman of the Board of Directors
               8500 Normandale Lake Blvd., Suite 1400
               Minneapolis, MN 55437

               With a copy to:

               Lindquist & Vennum, PLLP
               4200 IDS Center
               Minneapolis, MN 55402
               Attn: Ronald G. Vantine

               If to Carl B. Lehmann:

               Carl B. Lehmann
               2626 Hillsden Drive
               Salt Lake City, UT 84117

               With a copy to:

               Christy & Viener
               620 Fifth Avenue
               New York, New York 10020
               Attn: Lanny A. Oppenheim

     (g) This Agreement, together with the Consulting Agreement and the various agreements ancillary hereto and thereto, contains our entire understanding and agreement with respect to these matters and supersedes all previous agreements, discussions, or understandings, whether written or oral, between us on the same subjects.

     (h) In the event any provision of this Agreement is held unenforceable, that provision will be severed and shall not affect the validity or enforceability of the remaining provisions. In the event any provision is held to be overbroad, that provision shall be deemed amended to narrow its application to the extent necessary to render the provision enforceable according to applicable law.

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     (i)       All terms of this Agreement intended to be observed and
          performed after the termination of this Agreement will survive such termination and will continue in full force and effect thereafter, including without limitation, Sections 7, 8, 9, 10, 11, 12, and 13.

     (j) The headings contained in this Agreement are for convenience only and shall in no way restrict or otherwise affect the construction of the provisions hereof. Unless otherwise specified herein, references in this Agreement to Sections and Exhibits are to the sections of and exhibits to this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

                  ------------------------------------------

If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to us a copy of this letter.

                         Very truly yours,

                         RTW, INC.

                              /s/ David C. Prosser
                             --------------------------
                         By:  David C. Prosser
                                Chairman


Accepted and agreed to:

/s/ Carl B. Lehmann
--------------------------
Carl B. Lehmann